Exhibit 99.1

DECHERT LLP
Steven B. Feirson (21357)
steven.feirson@dechert.com
Michael S. Doluisio (75060)
michael.doluisio@dechert.com
Tara L. Cooney (201822)
tara.cooney@dechert.com
Peter Kreher (210131)
peter.kreher@dechert.com
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Tel. (215) 994-4000	Attorneys for Plaintiffs
Fax (215) 994-2222

UNITED STATES DISTRICT COURT FOR
THE EASTERN DISTRICT OF PENNSYLVANIA

Bradley M. Tirpak and	:
Craig W. Thomas, d/b/a/	:
Shareholder Advocates for	:
Value Enhancement,	:
:
Plaintiffs,	:
:
v.	:	2:09-cv-05920-TJS
:
USA Technologies, Inc., George R. Jensen,	:
Jr., Stephen P. Herbert, Douglas M. Lurio,	:
Steven Katz, William L. Van Alen, Jr.,	:
Joel Brooks, Steven D. Barnhart, and	:
Jack E. Price,	:
:
:
Defendants.	:
:

AMENDED COMPLAINT

Plaintiffs, Bradley M. Tirpak (“Mr. Tirpak”) and Craig W. Thomas (“Mr.Thomas”) (together, “Plaintiffs”) d/b/a Shareholder Advocates for Value Enhancement (“Committee”), through their undersigned counsel, respectfully request declaratory relief and temporary, preliminary, and permanent injunctive relief invalidating the Defendants’ illegal manipulation of the date of the annual meeting of the shareholders of USA Technologies, Inc. (“USAT” or “the Company”) scheduled for December 15, 2009 (the “Annual Meeting”).

Just three business days before the Annual Meeting, when it became clear that the majority of shareholder votes would be cast in favor of Plaintiffs’ minority slate of directors (the tally as of December 11, 2009 was over 7.4 million votes in favor of Plaintiffs’ nominees out of 10.3 million votes cast), the Company and its Board of Directors purported to cancel the Annual Meeting and announced a new meeting date six months later, June 15, 2010. Defendants’ conduct, which is a blatant violation of the most fundamental fiduciary principles of corporate law and an obliteration of each shareholder’s right to vote on the election of directors, was undertaken for one reason and one reason only – to entrench the directors and insulate them from a long record of abysmal performance (the Company has not turned a profit in any quarter since its inception) and to enable the officer directors to continue to reap huge and unjustified financial rewards (George Jensen, the Chairman and CEO, and Stephen Herbert, a director and the President and COO, have received combined compensation of over $13 million during the past six years).  In short, Defendants cancelled the Annual Meeting because they knew they were going to lose the election.  Plaintiffs allege as follows:

PARTIES

1.             Plaintiff Bradley M. Tirpak is a resident of the United Kingdom who resides at 51e Ossington Street, W24LY, London, United Kingdom.  As of September 30, 2009 – the record date the Company selected for the December 15, 2009 Annual Meeting (the “Record Date”) – Mr. Tirpak beneficially owned 12,500 shares of common stock in the Company.

2.             Plaintiff Craig W. Thomas is a resident of Connecticut who resides at 185 Milbank Avenue West, Greenwich, Connecticut 06830.  As of the Record Date, Mr. Thomas owned 371,500 shares of common stock, including 135,000 shares underlying currently exercisable warrants.

3.             Defendant USAT is a Pennsylvania corporation with its principal place of business located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355.  USAT is a public company involved in networking wireless non-cash transactions, associated financial/network services, and energy management.  USAT provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries.

4.             Defendant George R. Jensen, Jr. (“Jensen”) is, upon information and belief, a Pennsylvania resident. Jensen has been USAT’s Chief Executive Officer (“CEO”) and a director since USAT’s inception in 1992, and is currently Chairman of the Board of USAT. Defendant Jensen has a current place of business located at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355.

5.             Defendant Stephen P. Herbert (“Herbert”) is, upon information and belief, a Pennsylvania resident. Herbert has been a director of USAT since April 1996, an officer of the Company since May 1996, and President and Chief Operating Officer (“COO”) since 1999. Defendant Herbert has a current place of business at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355. Defendants Jensen and Herbert at times in this Verified Complaint will collectively be referred to as the Officer Defendants.

6.             Defendant Douglas M. Lurio is, upon information and belief, a Pennsylvania resident who has served as a director of USAT since 1999.  Defendant Lurio, upon information and belief, has a current place of business at 2005 Market Street, Suite 3320, Philadelphia, Pennsylvania 19103. Defendant Lurio is the President and owner of Lurio & Associates, P.C. During the years ended June 30, 2009 and 2008, the Company incurred approximately $438,000 and $317,000, respectively, in connection with legal services provided by Lurio & Associates, P.C.  Ex. 1, Oct. 27, 2009 USAT Proxy Statement at 29.1

7.             Defendant Steven Katz (“Katz”) is, upon information and belief, a New Jersey resident who has served as a director of USAT since 1999.  Katz, upon information and belief, has a current place of business at 440 South Main Street, Milltown, New Jersey 08850. Defendant Katz is President of Steven Katz & Associates, Inc., a consulting firm that, during the fiscal year ended June 30, 2007, received $72,600 in fees from the Company for consulting services.  Ex. 2, Glass Lewis & Co. Proxy Paper for Apr. 29, 2009 Meeting at 5.

8.             Defendant William L. Van Alen, Jr. (“Van Alen”) is, upon information and belief, a Pennsylvania resident who has served as a director of USAT since 1993. Defendant Van Alen, upon information and belief, has a current place of business at P.O. Box 727, Edgemont, Pennsylvania 19028.

_______________
1           A true and correct copy of each exhibit is attached hereto and incorporated herein.

9.             Defendant Joel Brooks (“Brooks”) is, upon information and belief, a New Jersey resident who has served as a director of USAT since 2007.  Defendant Brooks, upon information and belief, has a current place of business at 303 George Street, Suite 140, New Brunswick, New Jersey 08901.

10.           Defendant Steven D. Barnhart (“Barnhart”) is, upon information and belief, an Illinois resident who was appointed to the Board of Directors in October 2009 and continues to serve as a director of USAT.  Defendant Barnhart, upon information and belief, has a current place of business at 1143 N. Sheridan Road, Lake Forest, Illinois 60045.

11.           Defendant Jack E. Price (“Price”) is, upon information and belief, a Washington resident who was appointed to the Board of Directors in October 2009 and continues to serve as a director of USAT, and who has a current place of business at 40 Lake Bellevue, Suite 100, Bellevue, Washington 98005.

12.           At times throughout this Amended Complaint, defendants other than USAT will be referred to collectively as the Individual Defendants.

JURISDICTION AND VENUE

13.           This Court has jurisdiction over this matter pursuant to 28 U.S.C. § 1332 because the amount in controversy exceeds $75,000 and there is diversity of citizenship between Plaintiffs and Defendants.

14.           This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 1331 and 1367(a) because Count III arises under federal law.

15.           Venue is proper in this judicial district pursuant to 28 U.S.C. § 1391 (a)(2), (a)(3), (b)(2), (b)(3), and (c).

FACTUAL BACKGROUND TO BOTH COUNTS

Current Company Leadership Has Failed To Effectively Lead,
Has Failed to Maximize Value, And Has Been Excessively Compensated

16.           The Company has failed to turn an operating profit in any quarter since its inception. Since 2003, the Company’s common stock has declined more than 95%.  Thus, $100.00 invested in USAT’s common stock on September 30, 2003 was worth only $4.25 on September 30, 2009.  Defendants Jensen and Herbert presided over this entire six-year period of abysmal performance.

17.           As of October 1, 2009, USAT received a corporate governance rating from Institutional Shareholder Services, Inc. (“ISS”), an independent, leading provider of corporate governance analysis and information, that was worse than 88% of all of the companies ISS evaluated in their Corporate Governance Quotient Database.

18.           On that same date, USAT received a corporate governance rating from ISS that was worse than 93% of other Technology and Hardware companies that ISS evaluated in their Corporate Governance Quotient Database.

19.           Despite this poor performance, management and inside directors have continued to receive substantial compensation.  Specifically, from fiscal year 2004 through fiscal year 2009, Defendants Jensen and Herbert, have been paid, in the aggregate, over $13 million in cash and stock.

20.            In September 2008, the Board approved new contracts for Defendants Jensen and Herbert, which included approximately a 12% raise in base salary.  Less than three months later, the Company reported it had laid off approximately 30% of its employees.

21.           In fiscal year 2009, Defendants Jensen and Herbert received compensation of more than $1.7 million – more than 14% of the Company’s revenue in fiscal year 2009.

22.           Since and including fiscal year 2004, the Board has extracted the equivalent of over 24% of the Company’s revenues and given it, in cash and stock compensation, to Defendants Jensen and Herbert.

The Individual Defendants’ October 2009 Efforts to Entrench Themselves

23.           Since at least October 2009, the Individual Defendants have sought to entrench themselves by erecting barriers to prevent any accountability to shareholders for the Company’s failure to achieve profitability and for the disparity between such failure and the rewards provided to management.

24.           During the week of October 5, 2009, Mr. Thomas approached Defendant Jensen to discuss the possibility of increased non-management shareholder representation on the Board of Directors.

25.           Mr. Thomas also discussed his belief that the Company needed increased shareholder representation on the Board with Mr. Tirpak.

26.           Together, Plaintiffs discussed possible candidates and had a meeting with the Company’s Chief Financial Officer, David DeMedio, on Monday, October 12, 2009.

27.           Later that week, Mr. Thomas had a telephone conversation with Defendant Jensen during which Mr. Jensen noted that the Company was considering some changes. Mr. Thomas ended the call with the impression that Mr. Jensen would be receptive to receiving a list of nominees from Mr. Thomas.

28.           Following that conversation, and in the belief that management would consider in good faith the addition of directors recommended by shareholders at the next annual meeting, Messrs. Tirpak and Thomas contacted two shareholders to determine whether or not such shareholders could recommend candidates as nominees to serve on the Board of the Company.

29.           On Tuesday, October 20, 2009, without notice to Mr. Tirpak or Mr. Thomas, the Company announced five changes unilaterally implemented by the Board effective October 19, 2009. Ex. 3, Form 8-K dated Oct. 20, 2009.  Each of these changes, on its own and in the aggregate, was calculated to entrench management and/or prevent shareholder representation on the Company’s Board of Directors.

30.           First, the Company announced it had advanced the date of the 2010 Annual Meeting of the shareholders, to December 15, 2009. The Company’s 2009 Annual Meeting had been held just eight months earlier – on April 29, 2009.  For the past four years, the Company has held its annual meeting between February and May.  The intent of advancing the meeting date was to attempt to shorten the campaign period in two ways:

a.
To make it extremely difficult for any shareholders that had been able to meet the new advance notice provisions to successfully complete the numerous, time-consuming and costly steps required of a proxy contest in time for the December 15, 2009 Annual Meeting. Among other things, Plaintiffs would need to review the Company’s Proxy Statement, prepare their own preliminary proxy statement, engage in communications with the Securities & Exchange Commission regarding the content of their preliminary proxy statement and finalization of their proxy statement, mail the proxy statement to all shareholders, and engage attorneys and advisors. Plaintiffs, two individuals, would have to be prepared to pay for all of these expenses.

b.
To capitalize on the built-in advantage an incumbent board of directors has in a proxy contest over shareholder-nominated director candidates who are generally lesser-known to the shareholder base and need more time to campaign and get their information out to shareholders.

31.           The new meeting date for the 2010 Annual Meeting also directly contradicted Defendants’ statement to shareholders that the 2010 Annual Meeting would be held sometime in 2010 – not in 2009.  In a March 18, 2009 filing with the Securities & Exchange Commission, the Company advised that “[w]ritten notice of proposals of shareholders submitted for consideration at the 2010 Annual Meeting but not for inclusion in the proxy statement must have been received by the Company on or before February 2, 2010 . . . .” Ex. 4, Mar. 18, 2009 USAT Proxy Statement at 25.

32.           Second, the Company announced that it had adopted new advance notice provisions in its bylaws that, when coupled with the new meeting date, provided only ten (10) calendar days for shareholders to nominate directors or propose other action to be brought at the December 15, 2009 Annual Meeting.  Ex. 3, Form 8-K dated Oct. 20, 2009. The Company had previously advised shareholders that they were required to notify the Company of shareholder proposals to be considered at the Annual Meeting by February 2, 2010. Compare with Ex. 4, Mar. 18, 2009 USAT Proxy Statement at 25.  The Company’s October 20, 2009 announcement effectively shortened shareholders’ time to participate in this aspect of the corporate democracy by over ninety (90) days.  This change was calculated to make it virtually impossible for any shareholder to have enough time to consider potential nominees and mount a challenge in the first instance.

33.           Third, the Company announced that the record date for the Annual Meeting was September 30, 2009 – a date that was a full twenty (20) days prior to the date on which Company announced that it would hold the Annual Meeting on December 15, 2009. Only holders of common stock or certain preferred stock of record at the close of business on the Record Date would be entitled to notice of and to vote at the December 15, 2009 Annual Meeting.

34.           Fourth, the Company announced adoption of a new bylaw staggering the Board of Directors into three classes whereby directors would not be subject to annual elections.

35.           Fifth, the Company announced that it had amended the bylaws to prohibit shareholders from calling special meetings.

36.           In the same Form 8-K announcing these dramatic corporate governance changes, USAT announced that it had expanded the Board of Directors and appointed and seated two new directors. These two new directors – Defendants Barnhart and Price – were handpicked by the insider-controlled Board of Directors.

37.           On Tuesday, October 27, 2009, the Company filed its proxy statement with the Securities & Exchange Commission (“the Company Proxy Statement”).  Ex. 1, Oct. 27, 2009 USAT Proxy Statement.  Among other things, the Company Proxy Statement advised that shareholders would be voting on the election of three classes of directors – Class I, Class II, and Class III. The initial term of Class I directors was to last until the 2011 Annual Meeting; the initial term of Class II directors was to last until the 2012 Annual Meeting; and the initial term of Class III directors was to last until the 2013 Annual Meeting. Following the expiration of each class of directors’ initial term, each class of directors was to be elected for a three year term.

38.           The Company Proxy Statement disclosed that three of the inside directors – Defendants Jensen, Herbert, and Lurio – would be seeking election as Class III Directors.  Accordingly, if elected, these insider directors would remain on the Board and would not have to face another shareholder election until 2013.

39.           The Company announced that 22,709,725 shares of common stock (1 vote each) and 512,365 preferred (1/100 vote each) were entitled to vote at the December 15, 2009 Annual Meeting.

40.           The Company Proxy Statement, and Defendant Jensen’s personal letter to shareholders included within the Company Proxy Statement, made clear that the shareholders’ vote at this meeting was important.  Defendant Jensen wrote:  “Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.”  Ex. 1, Oct. 27, 2009 USAT Proxy Statement.  Defendant Jensen “urge[d]” shareholders to “authorize [their] proxy as soon as possible.”  The Company made clear to shareholders that those holders of shares as of the Record Date would be “entitled to notice of, and to vote at,” the December 15, 2009 Annual Meeting.  Id. at 3. The Proxy Cards the Company sent to shareholders stated:  “This proxy when properly executed will be voted in the manner directed by the undersigned.”

41.           As a result of the changes announced by Defendants on October 20, 2009, any Company shareholders who wanted to submit nominations – including Plaintiffs – had to rush to prepare by October 30, 2009 any notice of intent to nominate directors in time for the December 15, 2009 Annual Meeting.

THE PROXY CONTEST

42.           Believing that the actions announced by the Board on October 20, 2009 were inconsistent with the discussions they had previously held with management, Messrs. Tirpak and Thomas considered various possible courses of action, including nominating directors and seeking their election through the solicitation of less than ten (10) persons. In connection with that approach, Messrs. Tirpak and Thomas had preliminary conversations with and sent material to fewer than ten (10) persons (inclusive of the persons from whom nominees were sought previously).

43.           While the shareholders Messrs. Tirpak and Thomas spoke with were generally unhappy with actions taken by the Board, none of these shareholders agreed to vote for the Committee’s nominees, nor to provide the Committee any proxies, nor to provide financing for the proxy solicitation, nor to act in any other way that would make them a participant in the solicitation.  After consideration of the alternatives, Messrs. Tirpak and Thomas determined to form the Committee and file a preliminary proxy statement and conduct a broad solicitation.

44.           These conversations with shareholders were publicly disclosed in the Committee’s proxy statement.

45.           On Friday, October 30, 2009, within the expedited ten (10) day period the Company announced on October 20, 2009, Mr. Tirpak notified the Company of his intent to nominate Peter A. Michel, Alan J. Gotcher, and himself to serve as directors at the December 15, 2009 Annual Meeting.

46.           Plaintiffs formed the Committee, which retained Morrow & Co., LLC (“Morrow”), to act as an advisor and to provide solicitation services in connection with the election of directors at the December 15, 2009 Annual Meeting.

47.           On November 19, 2009, the Committee filed its Preliminary Proxy Statement with the Securities & Exchange Commission (“Committee Preliminary Proxy Statement”).  Ex. 5, Nov. 19, 2009 Committee Preliminary Proxy Statement.

48.           The Committee made clear, in its Preliminary Proxy Statement, that if elected, its nominees, Mr. Tirpak, Mr. Michel, and Mr. Gotcher, would, consistent with their fiduciary duties:

a.	Advocate for the removal of the staggered Board;

b.	Advocate for the reinstatement of the right for shareholders to call a special meeting;

c.	Advocate for board nominees who have been vetted by an independent nominating committee and determined to be free from conflicting affiliate relationships;

d.
Examine the operations of the Company with an eye toward maximizing shareholder value, including advocating a review of management compensation to ensure alignment of management’s interests with that of common shareholders.

49.           The Company quickly went on the attack.  On November 20, 2009, just one day after the Committee filed its Preliminary Proxy Statement, the Company issued an open letter to shareholders urging shareholders to reject the Committee’s proxy.  The company claimed that the Plaintiffs, who the Company referred to as “dissidents,” “filed public documents distorting the facts regarding [USAT’s] Board and its actions, and have made other confusing accusations” and stated that the Committee’s proxy contained “grossly misleading information.”  Ex. 6, Nov. 20, 2009 USAT Letter to Shareholders.  The Company provided information attacking this supposed misleading and inaccurate information.  This letter was publicly released and available on various Internet sites.  Id. Despite the fact that the Committees’ Preliminary Proxy Statement purportedly contained misleading information, Defendants made no efforts to delay the December 15, 2009 Annual Meeting.

50.           In fact, neither the Committee’s Preliminary Proxy Statement nor any of its other communications with shareholders contains a misleading statement.

51.           On November 24, 2009, the Company sent another letter to shareholders, providing further information detailing what the Company referred to as inaccurate information spread by the Committee.  Ex. 7, Nov. 24, 2009 USAT Letter to Shareholders. This letter was also publicly released and available on various Internet sites. Id.

52.           On November 30, 2009, the Committee filed its definitive proxy statement (“Committee Proxy Statement”) and mailed its proxy materials to shareholders.  Ex. 8, Nov. 30, 2009 Committee Proxy Statement.  In a public release, Mr. Tirpak stated, among other things, that the Committee “urge[s] shareholders to send a message to management and directors that the time for change is NOW by electing our minority slate of three highly qualified independent nominees to the Board.”  Ex. 9, Nov. 30, 2009 press release and letter to shareholders.

53.           Again, the Company demonstrated its ability to mobilize, respond, and get its counter-message out to shareholders immediately.  Just one day after the Committee filed its Proxy Statement and issued its November 30, 2009 press release, the Company sent another letter to USAT’s shareholders.  In this letter, dated December 1, 2009 and also released publicly and made available on various Internet websites, Ex. 10 (Dec. 1, 2009 USAT Letter to Shareholders), the Company again claimed that the Committee was spreading misleading information: “the Dissidents continue to mislead our shareholders on their basic intent, the background of their candidates, and with the data which they choose to state their case.”

54.           On multiple pages in its December 1, 2009 letter to shareholders, the Company again delivered its counter-message, and explained why it believed that the Committee was misleading shareholders.  Among other things, the Company stated, “The Dissidents Claim That They are Acting on Behalf of Shareholders – They are Not.”  The Company also stated, “The Dissidents State That They Do Not Seek a Change In Control. We Believe That This Is Simply Not True.”  The Company referred to “a document selectively circulated by the Dissidents to certain of our shareholders but not filed with the Securities and Exchange Commission.”

55.           Despite the fact that the Committee Proxy Statement contained what the Company characterized as misleading information, the Defendants at this time again made no effort to delay the December 15, 2009 Annual Meeting.  And, as noted above, none of Plaintiffs’ statements was misleading.

LEADING SHAREHOLDERS’ RIGHTS ORGANIZATIONS RECOMMEND
THAT SHAREHOLDERS VOTE FOR PLAINTIFFS’ SLATE OF DIRECTORS

56.           During USAT’s letter-writing campaign, the two leading, independent, shareholders’ rights organizations publicly announced their recommendations that shareholders vote in favor of the Committee’s director nominees.

57.           On Wednesday, December 2, 2009, Glass Lewis, an independent and leading shareholders’ rights organization, recommended that USAT shareholders vote in favor of each of the Committee’s nominees.  In its report recommending the election of the Committee’s nominees, (Ex. 11, Glass Lewis & Co. Proxy Paper for Dec. 10, 2009 Meeting at p. 9), Glass Lewis stated:

a.	“[W]e believe that the board’s recent amendments to the Company’s bylaws call into question whether the board is truly acting in shareholders’ best interest.”

b.	“Based on these actions by the board, together with the Company’s severe underperformance in recent years, we believe that a change to the current board could prove beneficial for shareholders.”

c.	“In our view, the presence of these nominees may prove beneficial for the board and provide a much-needed impetus to effect change.”

58.           A press release regarding Glass Lewis’ endorsement of the Committee’s nominees was publicly available on various Internet sites on December 3, 2009.  Ex. 12, Dec. 3, 2009 Committee Press Release.

59.           On December 7, 2009, the Company issued yet another letter to shareholders, urging them to vote the Company’s proxy card and to reject the Committee’s proxy card.  Again, the Company claimed the Committee was acting under “a smokescreen of misleading assertions.”  Ex. 13, Dec. 7, 2009 USAT Letter to Shareholders. Nevertheless, the Company again took no steps at this time to cancel the December 15, 2009 Annual Meeting.

60.           On December 8, 2009, the Committee received another major endorsement, this one from RiskMetrics Group (“RiskMetrics”), a leading, independent, shareholders’ rights organization affiliated with Independent Shareholder Services.  In its December 8, 2009 report, (Ex. 14, RiskMetrics Group Recommendations for Dec. 15, 2009 Meeting), RiskMetrics concluded: “We recommend shareholders vote FOR Bradley Tirpak, Alan Gotcher, and Peter Michel.”

61.           In its report, with respect to USAT’s recent bylaw changes, RiskMetrics noted “[t]hese amendments and their timing, in light of the company’s sustained poor performance, leave the impression of a board acting to entrench itself.”  Id. at 20. RiskMetrics identified certain aspects of compensation at USAT as “problematic.”  Id. At 17. RiskMetrics went on in its report to say:

a.	RiskMetrics “believe[d] greater management oversight may be warranted[.]”

b.	“[T]he presence of the [Committee’s] nominees on the USAT board would likely prove beneficial to shareholder value.”

c.
“[t]he long-term financial and operational performance of the company and the [Committee’s] nominees’ skill sets and backgrounds establish both the need for change and [the Committee’s] ability to effect change.”

Id. at 20.

62.           A press release regarding RiskMetrics’ endorsement of the Committee’s nominees was publicly available on the Internet at various sites as early as 7:00am (ET) on December 9, 2009.  Ex. 15, Dec. 9, 2009 Committee Press Release.

63.           Almost immediately after this press release was issued, the Company responded by issuing its own press release stating that it “strongly believe[d]” RiskMetrics had “reached the wrong conclusion” and urging shareholders to vote in favor of the Company’s nominees.  The Company’s press release made no mention of postponing the annual meeting.

RECOGNIZING THAT THE COMMITTEE’S NOMINEES HAD THE SUPPORT
OF THE SHAREHOLDER BASE, AND ELECTION OF THE COMMITTEE’S
NOMINEES WAS IMMINENT, DEFENDANTS CANCEL THE VOTE

64.           In early December 2009, it became readily apparent to both USAT and Plaintiffs that the momentum of the shareholder base was in favor of the Committee’s nominees.

65.           On December 1, the Committee’s proxy went final at the SEC.  On December 2, the Committee mailed its proxies to shareholders, who began to receive them on Saturday, December 5 and Monday, December 7.

66.           By December 8, 2009, data provided to both USAT’s and the Committee’s proxy advisory firms demonstrated that dramatic numbers of votes were being cast for the Committee’s nominees.  Late in the morning on December 8, Broadridge – a company used by virtually all of the broker-dealers to tabulate proxy voting for shares held in “street name” (that is, owned by brokers on behalf of the beneficial owners) – notified both USAT and the Committee that there were currently approximately 2,762,066 street name votes in favor of USAT, and approximately 855,548 in favor of the Committee’s nominees.  Ex. 16, Dec. 8, 2009 Broadridge email as at 11:46am. The Defendants did not cancel the December 15, 2009 Annual Meeting upon receiving this information.

67.           By December 9, 2009, the tally of street votes that Broadridge provided to USAT and the Committee showed that the Committee had considerably narrowed the gap. As of the time of Broadridge’s 10:06am email, again to both USAT and the Committee, 2,912,142 votes were in favor of USAT’s nominees, and 2,724,183 votes were in favor of the Committee’s nominees.  Ex. 17, Dec. 9, 2009 Broadridge email at 10:06am.  Thus, USAT saw that votes were shifting in favor of the Committee’s nominees.  USAT had gone from being nearly 2 million votes ahead of the Committee’s nominees to just 200,000 votes ahead in less than a day.  Two independent shareholders’ rights organizations – Glass Lewis and RiskMetrics – had both recommended the Committee’s nominees.  Thus, it had to have been clear to the Company that they were going to lose, as many institutional shareholders will cast votes based upon these recommendations.

68.           In the face of likely defeat, at the end of the day on December 9, 2009 – just three business days before the election – the Company and the Individual Defendants made an announcement that purported to cancel the December 15, 2009 Annual Meeting, and set a new meeting date six months in the future – June 15, 2010.  By 5:47pm on December 9, 2009, Broadridge was reporting to both the Committee and USAT that the street votes were in favor of the Committee’s nominees, by a margin of 3,541,496 to 2,807,4272 votes. Ex. 18, Dec. 9, 2009 Broadridge email at 5:47pm.

69.           The Company purported to change the meeting date in order to obstruct the stated will of the majority of shareholder votes cast, votes calling for change in the corporate governance of the Company.  See Ex. 19, Dec. 9, 2009 USAT Press Release.  Indeed, as of December 11, 2009, over 10.3 million shares had voted.  By the Committee’s calculations, over 7.4 million of those 10.3 million shares are in the Committee’s nominees’ favor.  Ex. 20, Dec. 11, 2009 Morrow Vote Update.

________________
2
Indeed, the number of votes in favor of the Company’s nominees actually decreased from the morning of December 9 to the evening of December 9 because proxies previously granted in favor of the Company’s nominees were apparently revoked and replaced with proxies in favor of the Committee’s nominees.

70.           The Company’s stated reason for the cancellation of the December 15, 2009 Annual Meeting is a pretext. The Company stated that it cancelled the meeting due to “what the Board believes to be misleading, inaccurate and selective disclosure regarding the Company by the dissident shareholders seeking to replace three of the Company’s directors with their own nominees.”  Ex. 19, Dec. 9, 2009 USAT Press Release.

71.           The stated reason given on December 9, 2009 by the Company is not materially different than the claims the Company publicly made in their November 20, November 24, December 1 and December 7 letters to shareholders – as many as 20 days prior to the cancellation of the meeting.  See Exs. 6, 7, 10, 13. The Company’s December 9, 2009 press release does not make any new claim, nor explain why an adjournment of six months is necessary.

72.           Defendants have no legitimate basis for cancelling the December 15 Annual Meeting. They cancelled the meeting for one reason:  to avoid losing.

COUNT I

BREACH OF FIDUCIARY DUTY

73.           Plaintiffs incorporate by reference the foregoing paragraphs as if fully set forth herein.

74.           The Individual Defendants, as officers and directors of USAT, owe fiduciary duties of loyalty, care and good faith to Plaintiffs, and to all other shareholders of USAT.

75.           The Individual Defendants owe a duty to USAT’s shareholders to protect the shareholders’ voting rights, and to refrain from taking any action that interferes with the shareholders’ core right to participate in a fair and equitable corporate democracy.

76.           In denigration of these basic tenets of corporate law, the Individual Defendants knowingly violated their fiduciary duties of loyalty, care and good faith.

77.           As set forth above, the Individual Defendants have breached their fiduciary duties of loyalty, care and good faith by canceling the December 15, 2009 Annual Meeting for the primary purpose of thwarting the free exercise of USAT’s shareholders’ franchise and attempting to nullify the majority vote against certain of the Company’s board nominees and in favor of the Committee’s nominees.

78.           These improper actions were particularly directed at the Plaintiffs and intended to derail all past and future shareholder advocacy by the Plaintiffs and, more immediately, the proxy fight the Plaintiffs had begun weeks earlier.

79.           The actions of the Individual Defendants lacked any business justification or even any rational justification, and were designed to perpetuate the Individual Defendants’ control over the Company to the detriment of the will of the Company’s shareholders.

80.           The Individual Defendants have acted in their own self-interest and to further their individual personal, financial and economic interests to the detriment of Plaintiffs and all shareholders.

81            The Individual Defendants’ conduct is inequitable and a misuse of the mechanisms provided to them by the Company.

82.           Absent immediate and permanent injunctive relief, the Individual

Defendants will continue to breach their fiduciary duties owed to Plaintiffs and all USAT shareholders to benefit themselves, to harm the Company, to disenfranchise the USAT shareholders of their right to vote, and to continue to evade accountability to all shareholders, all to Plaintiffs’ irreparable harm.

83.           As set forth in detail above, as a direct, proximate and certain result of the Defendants’ illegal and inequitable misconduct, Plaintiffs have been and will continue to be irreparably harmed.  Plaintiffs (i) have already expended tremendous amounts of time, money, and energy to identify the Committee’s nominees and solicit proxies, (ii) have planned for nearly two months on the Annual Meeting to be held December 15, 2009, (iii) have mounted a proxy contest on the basis of a September 30, 2009 record date that – if the Court does not intervene – may expire, thereby nullifying all proxies voted in the Committee’s favor, and (iv) have been successful in helping get the shareholders’ will brought to public light by way of the voting in this election.

84.           The majority of voting shareholders have made clear that they are in favor of the Committee’s Nominees.  They – and Plaintiffs – are entitled to the change for which they have voted. Any vote taking place in the future, with a new record date, will not only be a different vote based on a different shareholder set, but will also foster continued entrenchment by the Individual Defendants and continued harm on the Company by way of the lack of independent, shareholder-aligned oversight.

85.           Unless Plaintiffs obtain injunctive relief, (i) the Committee’s nominees will not take their rightful place on the Board of USAT, (ii) the shareholders of USAT will be stuck for at least six (6) more months with a Board they have voted against, (iii) the Board will remain unhindered during such six months to further enrich and entrench themselves, and (iv) the Defendants will have succeeded in their transparent plan to entrench themselves – at significant cost to USAT and its shareholders.

COUNT II

WRONGFUL INTERFERENCE WITH SHAREHOLDERS’ VOTING RIGHTS

86.           Plaintiffs incorporate by reference the foregoing paragraphs as if fully set forth herein.

87.           Directors must respect the fundamental principles of corporate democracy and cannot take actions designed to undermine shareholders’ voting rights.

88.           The Individual Defendants violated these principles by canceling the December 15, 2009 Annual Meeting for the primary purpose of thwarting the free exercise of USAT’s shareholders’ franchise and attempting to nullify the majority vote against certain of the Company’s board members and in favor of the Committee’s nominees.

89.           The Individual Defendants decision to cancel the December 15, 2009 Annual Meeting was an abuse of position that, even if exercised in the belief that the Company was thereby well served, violates the principles of corporate democracy that enable shareholders to control their own company.

90.           Absent preliminary and permanent injunctive relief, the Individual Defendants’ wrongful interference with shareholders’ voting rights will harm the Company, disenfranchise USAT shareholders, and allow the Individual Defendants to continue to evade accountability to shareholders, all to Plaintiffs’ irreparable harm.

91.           Unless Plaintiffs obtain injunctive relief, (i) the Committee’s nominees will not take their rightful place on the Board of USAT, (ii) the shareholders of USAT will be stuck for at least six (6) more months with a Board they have voted against, (iii) the Board will remain unhindered during such six months to further enrich and entrench themselves, and (iv) the Defendants will have succeeded in their transparent plan to entrench themselves – at significant cost to USAT and its shareholders.

COUNT III

VIOLATION OF RULE 14a-9

92.           Plaintiffs incorporate by reference the foregoing paragraphs as if fully set forth herein.

93.           The Company’s proxy statements failed to disclose to shareholders that if the vote did not go in favor of the Company’s nominees, the annual meeting would be postponed.

94.           This omission made Defendants’ statements to shareholders that their votes were “important” and that the Annual Meeting was “critical” false and misleading.  This omission also rendered misleading the Defendants’ statement that the proxies they solicited “when properly executed will be voted in the manner directed by the undersigned.”

95.           This omission was material because there is a substantial likelihood that a reasonable shareholder would view it as significantly altering the “total mix” of available information.

96.           This omission caused Plaintiffs – and all other shareholders – injury because it resulted in their disenfranchisement.

97.           The proxy solicitation was an essential link in the accomplishment of the transaction, because it was essential to whether or not Plaintiffs – and all other shareholders – would get to exercise their fundamental right to vote for directors.

98.           Absent immediate and permanent injunctive relief, these material misrepresentations and omissions will disenfranchise the Plaintiffs – and all shareholders– to their irreparable harm.

WHEREFORE, Plaintiffs respectfully request that this Court enter judgment:

(1)	declaring that USAT’s action purporting to cancel the December 15, 2009 Annual Meeting is null and void;

(2)	ordering that the December 15, 2009 Annual Meeting take place as scheduled;

(3)	ordering that all votes be counted in accordance with Pennsylvania law;

(4)	granting any and all equitable relief deemed necessary by this Court to ensure that the fundamental principles of corporate democracy are properly and timely enforced;

(5)	enjoining Defendants from improperly interfering with the election and, if the Committee’s nominees are elected, enjoining Defendants from interfering in their seating on the Board of Directors;

(6)	awarding Plaintiffs the costs of the proxy solicitation and the costs and disbursements of this action, including reasonable attorneys’ fees; and

(7)	granting such other and further relief as this Court may deem just and proper.

Dated: December 17, 2009	Respectfully submitted,

/s/ Michael S. Doluisio
Steven B. Feirson
Michael S. Doluisio
Tara L. Cooney
Peter Kreher
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Tel: (215) 994-4000
Fax: (215) 994-2222

Counsel for Plaintiffs Bradley M. Tirpak and Craig W. Thomas.

CERTIFICATE OF SERVICE

I, Michael S. Doluisio, hereby certify that on December 17, 2009 I caused a true and correct copy of the Amended Complaint to be served via hand delivery to:

David H. Pittinsky
Ballard Spahr LLP
1735 Market Street
Philadelphia, PA 19103

Attorneys for USA Technologies, Inc.
George R. Jensen, Jr., Stephen P.
Herbert, Douglas M. Lurio, Steven
Katz, William L Van Alen, Jr., Joel
Brooks, Steven D. Barnhart, and
Jack E. Price

/s/ Michael S. Doluisio
Michael S. Doluisio